UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 25, 2006
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)
(336) 294-4410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On July 25, 2006, Unifi, Inc. (the “Company”) entered into Change of Control Agreements (the “Agreements”) with R. Roger Berrier, Jr., the Company’s Vice President of Commercial Operations, and William L. Jasper, the Company’s Vice President of Sales (each, an “Officer” and collectively, the “Officers”). The Agreements provide that if the Officer’s employment is terminated involuntarily, other than by death or disability or cause, or voluntarily, other than for good reason, after a change in control of the Company, the Officer will receive certain benefits. The present value of the benefits will be 2.99 times the average of such Officer’s annual taxable compensation paid during the five (5) calendar years (or the period of such Officer’s employment with the Company if the Officer has been employed with the Company for less than five calendar years) preceding the change of control of the Company, limited to the amount deductible by the Company and as may be subject to excise taxes under the Internal Revenue Code, all as determined by the Company’s independent certified public accountants, whose decision shall be binding upon the Company and such Officer. These benefits will be paid to the Officer in equal installments over a twenty-four (24) month period.
     A change of control is deemed to occur if, among other things, (i) there shall be consummated any consolidation or merger of the Company or the sale of all or substantially all of the assets of the Company, (ii) the Shareholders of the Company have approved any plan or proposal for the liquidation or dissolution of the Company, (iii) any person acquires twenty percent (20%) or more of the outstanding voting stock of the Company, or (iv) if there is a change in the majority of Directors under specified conditions within a two (2) year period.
     A copy of each of the Agreements is attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.
     On July 25, 2006, the Company entered into an employment agreement (the “Employment Agreement”) with William M. Lowe, Jr., the Company’s Vice President, Chief Financial Officer and Chief Operating Officer. The Employment Agreement provides for a rolling three (3) year term which is automatically extended on a day by day basis until such date as either the Company or Mr. Lowe shall terminate the automatic extensions by providing proper notice to the other. Under the terms of the agreement, Mr. Lowe will receive an annual base salary of at least $550,000, plus any other additional compensation or bonuses in the discretion of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”). In addition, Mr. Lowe and his eligible family members are entitled to participate in any benefit plans and other benefits as are offered to other senior executives of the Company on terms no less favorable than offered to such other executives.
     A copy of the Employment Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference.
     On July 26, 2006, the Company established an unfunded supplemental retirement plan known as the Unifi, Inc. Supplemental Key Employee Retirement Plan (the “Plan”) for a select group of management employees for the purpose of providing supplemental retirement benefits. Participants in the Plan are those employees of the Company or its subsidiaries who are determined to be participants in the Plan by the Compensation Committee in its sole and exclusive discretion.

     The Plan provides for an initial credit to each participant’s account equal to three (3) times the product of the participant’s base salary for the 2005 calendar year multiplied by the participant’s SERP Credit Percentage (8 1/2 % of the annual base salary for officers of the Company and 5 1/2 % of the annual base salary for participants who are not officers of the Company). Thereafter, as of the end of each calendar year, each participant’s account shall be credited with an amount equal to the product of such participant’s base salary for such calendar year multiplied by the participant’s applicable SERP Credit Percentage. Each participant’s account will be adjusted as if the balance in such account had been invested in the stocks that make up the Standard & Poor’s 500 Index in the same proportion as their respective weighting therein. Upon a participant’s termination of employment with the Company, the participant shall be entitled to receive the amount credited to such participant’s account in a single lump sum payable six months after the participant’s termination of employment with the Company, except in the event that the participant’s termination is due to death or disability, in which case the participant or the participant’s designated beneficiary, as applicable, shall immediately be entitled to such payout.
     The Company may establish a trust for the purpose of accumulating assets which may be used by the Company to satisfy some or all of its obligations to provide benefits to participants under the Plan; provided that the assets of such trust shall remain the exclusive property of the Company and shall be available to pay creditor claims of the Company in the event of bankruptcy.
     A copy of the Plan is attached hereto as Exhibit 10.4 and incorporated herein by reference.
     On July 26, 2006, the Compensation Committee granted incentive stock options to purchase shares of the Company’s common stock (the “Options”) to the following officers in the amounts indicated: Brian R. Parke (300,000), William M. Lowe, Jr. (100,000), R. Roger Berrier, Jr. (65,000), Thomas H. Caudle, Jr. (65,000), William L. Jasper (65,000), Benny L. Holder (65,000) and Charles F. McCoy (65,000) (collectively, the “Optionees). The Options were granted under the 1999 Unifi, Inc. Long Term Incentive Plan which has been approved by the Company’s shareholders, a copy of which has been previously filed by the Company. The Options were granted at an exercise price of $2.89 per share, the fair market value of the Company’s common stock on the grant date, and expire not later than ten (10) years from the grant date. With the exception of the Options granted to Mr. Parke, which were fully vested upon grant, and subject to various conditions, the Options vest in one-third increments on the grant date and the two succeeding anniversary dates of the grant date. In connection with these grants, each of the Optionees has entered into an option agreement with the Company (each, an “Option Agreement”) with substantially identical terms. The term “fair market value” is defined in each Option Agreement as the average of the high and low prices of the Company’s common stock as reported on the New York Stock Exchange on the grate date.
     A copy of the form of Option Agreement is attached hereto as Exhibit 10.5 and incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     On July 26, 2006, the Board adopted an amendment to the Company’s Restated Certificate of Incorporation, which changes the post office address to which the Secretary of State shall mail a copy of any process against the Company served upon the Secretary of State.
     Article FIFTH of the Company’s Restated Certificate of Incorporation was amended and restated in its entirety to read as follows:
FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is Michael A. Buxbaum, Esq., Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, New York 10020.
     A copy of the Certificate of Change to the Certificate of Incorporation of Unifi, Inc. is attached hereto as Exhibit 3.1 and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1	Certificate of Change to the Certificate of Incorporation of Unifi, Inc.

10.1	Change of Control Agreement between Unifi, Inc. and R. Roger Berrier, Jr., effective July 25, 2006.

10.2	Change of Control Agreement between Unifi, Inc. and William L. Jasper, effective July 25, 2006.

10.3	Employment Agreement between Unifi, Inc. and William M. Lowe, Jr., effective July 25, 2006.

10.4	Unifi, Inc. Supplemental Key Employee Retirement Plan, effective July 26, 2006.

10.5	Form of Option Agreement for Incentive Stock Options granted under the 1999 Unifi, Inc. Long Term Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.
By:	/s/ Charles F. McCoy
Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: July 31, 2006

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1	Certificate of Change to the Certificate of Incorporation of Unifi, Inc.

10.1	Change of Control Agreement between Unifi, Inc. and R. Roger Berrier, Jr., effective July 25, 2006.

10.2	Change of Control Agreement between Unifi, Inc. and William L. Jasper, effective July 25, 2006.

10.3	Employment Agreement between Unifi, Inc. and William M. Lowe, Jr., effective July 25, 2006.

10.4	Unifi, Inc. Supplemental Key Employee Retirement Plan effective, July 26, 2006.

10.5	Form of Option Agreement for Incentive Stock Options granted under the 1999 Unifi, Inc. Long Term Incentive Plan.